THIRD AMENDMENT TO AMENDED, CONSOLIDATED
        AND RESTATED 10% SENIOR SUBORDINATED SECURED NOTE

     THIS THIRD AMENDMENT TO THE AMENDED, CONSOLIDATED AND RESTATED 10% SENIOR SUBORDINATED SECURED NOTE (the "Amendment") is dated as of December 9, 2003 (the "Effective Date") by and between COMTEX News Network, Inc., a Delaware Corporation (the "Company") and AMASYS Corporation, a Delaware Corporation ("Holder").

     A. Holder is the successor in interest and the holder pursuant to that certain Assignment and Assumption Agreement dated October 11, 1996 of that certain Amended, Consolidated and Restated 10% Senior Subordinated Secured Note dated as of May 16, 1995, executed and delivered by the Company to the order of Infotechnology, Inc. in the principal amount of Eight Hundred Fifty-six Thousand Nine Hundred Fifty-four Dollars ($856,954) (as amended, supplemented, replaced, restated or otherwise modified from time to time, the "Note"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned in the Note.

     B.    Company and Holder executed the First Allonge  to  the
Amended,   Consolidated  and  Restated  10%  Senior  Subordinated
Secured Note as of June 20, 1999.

     C.   Company and Holder executed the Second Amendment to the
Amended,   Consolidated  And  Restated  10%  Senior  Subordinated
Secured Note as of August 31, 2001.

     D. Holder executed a Subordination Agreement between Holder and Silicon Valley Bank as of December 9, 2003, in order to induce Silicon Valley Bank to extend credit to the Company. In consideration of such Subordination Agreement, the Company agrees to reduce the Conversion price of the Note.

                            AGREEMENT

     NOW THEREFORE,      in consideration of the mutual covenants
herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Incorporation of Recitals. The Recitals set forth above are incorporated herein by reference as if fully set forth in the text of this Amendment.

     2. Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned in the Note.

     3. Amendment to Note. The Note is, effective as of the date hereof, and subject to the satisfaction of the terms and conditions set forth herein, hereby amended as follows:

          (a) Repayment Term. The first sentence of the first full paragraph of the Note following the recitals is hereby amended and restated in its entirety to read as follows: "The Company promises to pay to the Holder at such place as the Holder shall direct, the principal sum of $856,953.73 on July 1, 2008 (the "Due Date") together with interest at the rate of ten percent (10%) per annum on the unpaid principal balance ("Principal") of this Note from time to time outstanding."

          (b) Conversion. Section 9 shall be replaced in its entirety as follows:

               9. Conversion. At any time prior to the repayment of this Note, Holder may, upon written notice, convert all or a portion of the outstanding Principal Amount, plus accrued interest, into common stock of Company at the defined per share Conversion price, by providing written notice to Company. The Conversion price shall be $0.75 per share, plus an additional $0.05 every one hundred eighty (180) calendar days commencing on the Effective Date.

     4. Acknowledgement. Company acknowledges and affirms its agreement to pay the Note, as modified in this Amendment, in accordance with the terms hereof and thereof, and to perform, comply with and be bound by each and every one of the other terms and provisions of the Note, as modified by this Amendment.

     5. No Novation. Company and Holder agree that this Amendment shall not constitute a novation of the indebtedness evidenced by the Note. Nothing herein contained shall in any way be construed to impair the Note (as modified hereby) as evidencing a single principal indebtedness of Company payable to the order of Holder.

     6. Full Force and Effect. Except as specifically set forth herein, all terms and provisions of the Note shall remain unchanged and in full force and effect.

     7. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties thereto and
their   respective  heirs,  executors,  administrators,  personal
representatives, successors and assigns.

     8.   Severability.  In case any one or more of the provisions
contained  in  this  Amendment  shall  be  invalid,  illegal   or
unenforceable, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                              COMPANY

                              COMTEX NEWS NETWORK, INC.



                              By:  /S/ STEPHEN W. ELLIS
                              Name: STEPHEN W. ELLIS
                              Title: CHAIRMAN AND CEO


                              HOLDER

                              AMASYS CORPORATION


                              By:  /S/ THOMAS MCMAHAN
                              Name: THOMAS MCMAHAN
                              Title: DIRECTOR
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